PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277

Exhibit 99.1

FOR IMMEDIATE RELEASE
Brighthouse Financial Announces First Quarter 2025 Results
•Estimated combined risk-based capital ("RBC") ratio between 420% and 440%; holding company liquid assets of $1.0 billion
•The company repurchased $85 million of its common stock year-to-date through May 6, 2025
•Annuity sales of $2.3 billion, including $2.0 billion in sales of the company's flagship Shield Level Annuities
•Life sales of $36 million, reflecting continued steady growth of the company's life insurance suite
•Net loss available to shareholders of $294 million, or $5.04 per diluted share
•Adjusted earnings, less notable items*, of $245 million, or $4.17 per diluted share

CHARLOTTE, NC, May 8, 2025 — Brighthouse Financial, Inc. ("Brighthouse Financial" or the "company") (Nasdaq: BHF) announced today its financial results for the first quarter ended March 31, 2025.

First Quarter 2025 Results

The company reported a net loss available to shareholders of $294 million in the first quarter of 2025, or $5.04 per diluted share, compared with a net loss available to shareholders of $519 million in the first quarter of 2024, or $8.22 per diluted share. The company anticipates volatility in net income (loss) given the differences between its hedge target and GAAP reserves, which are impacted by market performance.

The company ended the first quarter of 2025 with common stockholders' equity ("book value") of $3.5 billion, or $61.17 per common share, and book value, excluding accumulated other comprehensive income ("AOCI") of $8.2 billion, or $141.87 per common share.
_________
* Information regarding the non-GAAP and other financial measures included in this news release and a reconciliation of such non-GAAP financial measures to the most directly comparable GAAP measures are provided in the Non-GAAP and Other Financial Disclosures discussion below, as well as in the tables that accompany this news release and/or the First Quarter 2025 Brighthouse Financial, Inc. Financial Supplement and/or the First Quarter 2025 Brighthouse Financial, Inc. Earnings Call Presentation (which are available on the Brighthouse Financial Investor Relations webpage at http://investor.brighthousefinancial.com). Additional information regarding notable items can be found on the last page of this news release.

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277
For the first quarter of 2025, the company reported adjusted earnings* of $235 million, or $4.01 per diluted share, compared with an adjusted loss of $98 million, or $1.56 per diluted share, for the first quarter of 2024.

Adjusted earnings for the quarter reflect a $10 million unfavorable notable item, or $0.17 per diluted share, related to an actuarial model refinement.
Corporate expenses in the quarter were $239 million, up from $207 million in the first quarter of 2024 and $210 million in the fourth quarter of 2024, all on a pre-tax basis.
The company's annuity sales decreased 21% quarter-over-quarter, primarily driven by lower sales of fixed annuities, partially offset by increased sales of Shield Level Annuities. Annuity sales increased 1% sequentially. Life sales increased 24% quarter-over-quarter and 9% sequentially.
During the first quarter of 2025, the company repurchased $59 million of its common stock, with an additional $26 million of its common stock repurchased, on a trade date basis, through May 6, 2025.
“Brighthouse Financial’s estimated combined RBC ratio as of the end of the quarter was within our target range, and we maintained a robust level of holding company liquid assets,” said Eric Steigerwalt, president and CEO, Brighthouse Financial. “Overall, we produced solid results in the quarter, including growing sales of our flagship Shield Level Annuities Product Suite, which increased 5% quarter-over-quarter and 3% sequentially.”

Key Metrics (Unaudited, dollars in millions except share and per share amounts)

	As of or For the Three Months Ended
	March 31, 2025		March 31, 2024
	Total	Per share	Total	Per share
Net income (loss) available to shareholders (1)	$(294)	$(5.04)	$(519)	$(8.22)
Adjusted earnings (loss) (1), (2)	$235	$4.01	$(98)	$(1.56)
Adjusted earnings, less notable items (1)	$245	$4.17	$268	$4.25
Weighted average common shares outstanding - diluted (1)	58,697,818	N/A	63,036,773	N/A

Book value	$3,540	$61.17	$2,496	$39.88
Book value, excluding AOCI	$8,210	$141.87	$7,909	$126.35
Ending common shares outstanding	57,868,389	N/A	62,595,426	N/A

(1) Per share amounts are on a diluted basis and may not recalculate due to rounding. For loss periods, dilutive shares were not included in the calculation as inclusion of such shares would have an anti-dilutive effect. See Non-GAAP and Other Financial Disclosures discussion in this news release.

(2) The company uses the term “adjusted loss” throughout this news release to refer to negative adjusted earnings values.

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277
Results by Segment (Unaudited, in millions)

	For the Three Months Ended
ADJUSTED EARNINGS (LOSS)	March 31, 2025	December 31, 2024	March 31, 2024
Annuities	$314	$279	$313
Life	$9	$52	$(36)
Run-off	$(64)	$(27)	$(341)
Corporate & Other	$(24)	$—	$(34)
Sales (Unaudited, in millions)

	For the Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Annuities (1)	$2,259	$2,239	$2,873
Life	$36	$33	$29

(1) Annuities sales include sales of a fixed index annuity product, which represents 100% of gross sales on directly written business and the proportion of assumed gross sales under reinsurance agreements. Sales of this product were $26 million for the first quarter of 2025, $62 million for the fourth quarter of 2024 and $191 million for the first quarter of 2024.
Annuities
Adjusted earnings in the Annuities segment were $314 million in the current quarter, compared with adjusted earnings of $313 million in the first quarter of 2024 and adjusted earnings of $279 million in the fourth quarter of 2024.
The current quarter included a $10 million unfavorable notable item related to an actuarial model refinement. There were no notable items in the first quarter of 2024. The fourth quarter of 2024 included a $48 million unfavorable notable item.
On a quarter-over-quarter basis, adjusted earnings, less notable items, reflect higher net investment income and a higher underwriting margin, partially offset by higher expenses and lower fees. On a sequential basis, adjusted earnings, less notable items, were relatively flat.
As mentioned above, the company's annuity sales decreased 21% quarter-over-quarter, primarily driven by lower sales of fixed annuities, partially offset by increased sales of Shield Level Annuities. Annuity sales increased 1% sequentially.
Life
Adjusted earnings in the Life segment were $9 million in the current quarter, compared with an adjusted loss of $36 million in the first quarter of 2024 and adjusted earnings of $52 million in the fourth quarter of 2024.
There were no notable items in the current quarter. The first quarter of 2024 included a $73 million unfavorable notable item. There were no notable items in the fourth quarter of 2024.
On a quarter-over-quarter basis, adjusted earnings, less notable items, reflect a lower underwriting margin and higher expenses. On a sequential basis, adjusted earnings, less notable items, reflect a lower underwriting margin, lower net investment income and higher expenses.
As mentioned above, life sales increased 24% quarter-over-quarter and 9% sequentially.

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277
Run-off
The Run-off segment had an adjusted loss of $64 million in the current quarter, compared with an adjusted loss of $341 million in the first quarter of 2024 and an adjusted loss of $27 million in the fourth quarter of 2024.
There were no notable items in the current quarter. The first quarter of 2024 included a $293 million unfavorable notable item. There were no notable items in the fourth quarter of 2024.
On both a quarter-over-quarter and sequential basis, the adjusted loss, less notable items, reflects lower net investment income, partially offset by a higher underwriting margin.
Corporate & Other
The Corporate & Other segment had an adjusted loss of $24 million in the current quarter, compared with an adjusted loss of $34 million in the first quarter of 2024 and break-even adjusted earnings in the fourth quarter of 2024.
There were no notable items in the current quarter or the comparison quarters.
On a quarter-over-quarter basis, the adjusted loss, less notable items, reflects a higher tax benefit, partially offset by lower net investment income. On a sequential basis, the adjusted loss reflects higher expenses.
Net Investment Income and Adjusted Net Investment Income (Unaudited, in millions)

	For the Three Months Ended
	March 31, 2025	December 31, 2024	March 31, 2024
Net investment income	$1,297	$1,373	$1,254
Adjusted net investment income	$1,291	$1,376	$1,267
Net Investment Income
Net investment income was $1,297 million and adjusted net investment income* was $1,291 million in the current quarter.
Adjusted net investment income increased $24 million on a quarter-over-quarter basis and decreased $85 million sequentially. The quarter-over-quarter increase was primarily driven by asset growth. The sequential decrease was primarily driven by lower alternative investment income.
The adjusted net investment income yield* was 4.25% during the quarter.

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277
Statutory Capital and Liquidity (Unaudited, in billions)

	As of
	March 31, 2025 (1)	December 31, 2024	March 31, 2024
Statutory combined total adjusted capital	$5.5	$5.4	$6.0

(1) Reflects preliminary statutory results as of March 31, 2025.
Capitalization

As of March 31, 2025:
•Statutory combined total adjusted capital(1) was $5.5 billion
•Estimated combined RBC ratio(1) was between 420% and 440%
•Holding company liquid assets were $1.0 billion

_______________
(1) Reflects preliminary statutory results as of March 31, 2025.

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277
Earnings Conference Call

Brighthouse Financial will hold a conference call and audio webcast to discuss its financial results for the first quarter of 2025 at 8:00 a.m. Eastern Time on Friday, May 9, 2025. In connection with this call, the company has prepared a presentation for use with investors and other members of the investment community. This presentation is available on the Brighthouse Financial Investor Relations webpage at http://investor.brighthousefinancial.com.

To listen to the audio webcast via the internet and to access the related presentation, please visit the Brighthouse Financial Investor Relations webpage at http://investor.brighthousefinancial.com. To join the conference call via telephone as a participant, please register in advance at https://register-conf.media-server.com/register/BI037295eefd1c4f5886dc75c173cc1412.

A replay of the conference call will be made available until Friday, May 23, 2025, on the Brighthouse Financial Investor Relations webpage at http://investor.brighthousefinancial.com.

About Brighthouse Financial, Inc.

Brighthouse Financial, Inc. (Brighthouse Financial) (Nasdaq: BHF) is on a mission to help people achieve financial security. As one of the largest providers of annuities and life insurance in the U.S.,(1) we specialize in products designed to help people protect what they've earned and ensure it lasts. Learn more at brighthousefinancial.com.

(1) Ranked by 2023 admitted assets. Best's Review®: Top 200 U.S. Life/Health Insurers. AM Best, 2024.

CONTACT

FOR INVESTORS Dana Amante (980) 949-3073 damante@brighthousefinancial.com	FOR MEDIA Deon Roberts (980) 949-3071 deon.roberts@brighthousefinancial.com

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277
Note Regarding Forward-Looking Statements

This news release and other oral or written statements that we make from time to time may contain information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks and uncertainties. We have tried, wherever possible, to identify such statements using words such as "anticipate," "estimate," "expect," "project," "may," "will," "could," "intend," "goal," "target," "guidance," "forecast," "preliminary," "objective," "continue," "aim," "plan," "believe" and other words and terms of similar meaning, or that are tied to future periods, in connection with a discussion of future operating or financial performance. In particular, these include, without limitation, statements relating to future actions, prospective services or products, financial projections, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, as well as trends in operating and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Many such factors will be important in determining the actual future results of Brighthouse Financial. These statements are based on current expectations and the current economic environment and involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others: differences between actual experience and actuarial assumptions and the effectiveness of our actuarial models; higher risk management costs and exposure to increased market risk due to guarantees within certain of our products; the effectiveness of our risk management strategy and the impacts of such strategy on volatility in our profitability measures and the negative effects on our statutory capital; material differences between actual outcomes and the sensitivities calculated under certain scenarios that we may utilize in connection with our risk management strategies; the impact of interest rates on our future universal life with secondary guarantees (“ULSG”) policyholder obligations and net income volatility; the potential material adverse effect of changes in accounting standards, practices or policies applicable to us, including changes in the accounting for long-duration contracts; loss of business and other negative impacts resulting from a downgrade or a potential downgrade in our financial strength or credit ratings; the availability of reinsurance and the ability of the counterparties to our reinsurance or indemnification arrangements to perform their obligations thereunder; heightened competition, including with respect to service, product features, product mix, scale, price, actual or perceived financial strength, claims-paying ratings, credit ratings, e-business capabilities and name recognition; our ability to market and distribute our products through distribution channels and maintain relationships with key distribution partners; any failure of third parties to provide services we need, any failure of the practices and procedures of such third parties and any inability to obtain information or assistance we need from third parties; the ability of our subsidiaries to pay dividends to us, and our ability to pay dividends to our shareholders and repurchase our common stock; the risks associated with climate change; the adverse impact of public health crises, extreme mortality events or similar occurrences on our business and the economy in general; the impact of adverse capital and credit market conditions, including with respect to our ability to meet liquidity needs and access capital; the impact of economic conditions in the capital markets and the U.S. and global economy, as well as geopolitical events, tariffs imposed or threatened by the U.S. or foreign governments, military actions or catastrophic events, on our profitability measures as well as our investment portfolio, including on realized and unrealized losses and impairments, net investment spread and net investment income; the financial risks that our investment portfolio is subject to, including credit risk, interest rate risk, inflation risk, market valuation risk, liquidity risk, real estate risk, derivatives risk, and other factors outside our control; the impact of changes in regulation and in supervisory and enforcement policies or interpretations thereof on our insurance business or other operations; the potential material negative tax impact of potential future tax legislation that could make some of our products less attractive to consumers or increase our tax liability; the effectiveness of our policies, procedures and processes in managing risk; the loss or disclosure of confidential information, damage to our reputation and impairment of our ability to conduct business effectively as a result of any failure in cyber- or other information security systems; whether all or any portion of the tax consequences of our separation from MetLife, Inc. are not as expected, leading to material additional taxes or material adverse consequences to tax attributes that impact us; and other factors described from time to time in documents that we file with the U.S. Securities and Exchange Commission (the "SEC").

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277
For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements included and the risks, uncertainties and other factors identified in our Annual Report on Form 10-K for the year ended December 31, 2024, particularly in the sections entitled "Risk Factors" and "Quantitative and Qualitative Disclosures About Market Risk," as well as in our other subsequent filings with the SEC. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.

Non-GAAP and Other Financial Disclosures

Our definitions of non-GAAP and other financial measures may differ from those used by other companies.

Non-GAAP Financial Disclosures

We present certain measures of our performance that are not calculated in accordance with accounting principles generally accepted in the United States of America, also known as "GAAP." We believe that these non-GAAP financial measures enhance the understanding of our performance by the investor community by highlighting the results of operations and the underlying profitability drivers of our business.

The following non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP:

Non-GAAP financial measures:	Most directly comparable GAAP financial measures:
adjusted earnings	net income (loss) available to shareholders (1)
adjusted earnings, less notable items	net income (loss) available to shareholders (1)
adjusted revenues	revenues
adjusted expenses	expenses
adjusted earnings per common share	earnings per common share, diluted (1)
adjusted earnings per common share, less notable items	earnings per common share, diluted (1)
adjusted return on common equity	return on common equity (2)
adjusted return on common equity, less notable items	return on common equity (2)
adjusted net investment income	net investment income
adjusted net investment income yield	net investment income yield
__________________
(1) Brighthouse uses net income (loss) available to shareholders to refer to net income (loss) available to Brighthouse Financial, Inc.'s common shareholders, and earnings per common share, diluted to refer to net income (loss) available to shareholders per common share.

(2) Brighthouse uses return on common equity to refer to return on Brighthouse Financial, Inc.'s common stockholders' equity.

Reconciliations to the most directly comparable historical GAAP measures are included for those measures which are presented herein. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are not accessible on a forward-looking basis because we believe it is not possible without unreasonable efforts to provide other than a range of net investment gains and losses and net derivative gains and losses, which can fluctuate significantly within or outside the range and from period to period and may have a material impact on net income (loss) available to shareholders.

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277
Adjusted Earnings, Adjusted Revenues and Adjusted Expenses

Adjusted earnings is a financial measure used by management to evaluate performance and facilitate comparisons to industry results. This financial measure, which may be positive or negative, focuses on our primary businesses by excluding the impact of market volatility, which could distort trends. Adjusted earnings was updated during the first quarter of 2025 in connection with the establishment of a trading portfolio comprised of certain fixed income securities. The company did not have trading securities prior to the first quarter of 2025.

Adjusted earnings reflect adjusted revenues less (i) adjusted expenses, (ii) provision for income tax expense (benefit), (iii) net income (loss) attributable to noncontrolling interests and (iv) preferred stock dividends. Provided below are the adjustments to GAAP revenues and GAAP expenses used to calculate adjusted revenues and adjusted expenses, respectively.

The following items are excluded from total revenues in calculating the adjusted revenues component of adjusted earnings:

•Net investment gains (losses);

•Investment gains (losses) on trading securities measured at estimated fair value through net investment income; and

•Net derivative gains (losses) ("NDGL"), excluding earned income and amortization of premium on derivatives that are hedges of investments or that are used to replicate certain investments, but do not qualify for hedge accounting treatment ("Investment Hedge Adjustments").

The following items are excluded from total expenses in calculating the adjusted expenses component of adjusted earnings:

•Change in market risk benefits; and

•Change in fair value of the crediting rate on experience-rated contracts and market value adjustments on institutional group annuities that are economically offset by gains (losses) on the related trading securities ("Market Value Adjustments").

The provision for income tax related to adjusted earnings is calculated using the statutory tax rate of 21%, net of impacts related to the dividends received deduction, tax credits and current period non-recurring items.

Consistent with GAAP guidance for segment reporting, adjusted earnings is also our GAAP measure of segment performance.

Adjusted Earnings per Common Share and Adjusted Return on Common Equity

Adjusted earnings per common share and adjusted return on common equity are measures used by management to evaluate the execution of our business strategy and align such strategy with our shareholders' interests.

Adjusted earnings per common share is defined as adjusted earnings for the period divided by the weighted average number of fully diluted shares of common stock outstanding for the period. The weighted average common shares outstanding used to calculate adjusted earnings per share will differ from such shares used to calculate diluted net income (loss) available to shareholders per common share when the inclusion of dilutive shares has an anti-dilutive effect for one calculation but not for the other.

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277

Adjusted return on common equity is defined as total annual adjusted earnings on a four quarter trailing basis, divided by the simple average of the most recent five quarters of total Brighthouse Financial, Inc.'s common stockholders' equity, excluding AOCI.

Adjusted Net Investment Income

Adjusted net investment income is used by management to measure our performance, and we believe it enhances the understanding of our investment portfolio results. Adjusted net investment income represents GAAP net investment income plus Investment Hedge Adjustments less investment gains (losses) on trading securities.

Adjusted Net Investment Income Yield

Similar to adjusted net investment income, adjusted net investment income yield is used by management as a performance measure that we believe enhances the understanding of our investment portfolio results. Adjusted net investment income yield represents adjusted net investment income as a percentage of average quarterly asset carrying values. Asset carrying values exclude unrealized gains (losses), collateral received in connection with our securities lending program, freestanding derivative assets and collateral received from derivative counterparties. Investment fee and expense yields are calculated as a percentage of average quarterly asset estimated fair values. Asset estimated fair values exclude collateral received in connection with our securities lending program, freestanding derivative assets and collateral received from derivative counterparties.

Other Financial Disclosures

Corporate Expenses

Corporate expenses includes functional department expenses, public company expenses, certain investment expenses, retirement funding and incentive compensation.

Notable Items

Certain of the non-GAAP measures described above may be presented further adjusted to exclude notable items. Notable items reflect the unfavorable (favorable) after-tax impact on our results of certain unanticipated items and events, as well as certain items and events that were anticipated. The presentation of notable items and non-GAAP measures, less notable items is intended to help investors better understand our results and to evaluate and forecast those results.

Book Value per Common Share and Book Value per Common Share, excluding AOCI

Brighthouse uses the term "book value" to refer to "Brighthouse Financial, Inc.'s common stockholders' equity, including AOCI." Book value per common share is defined as ending Brighthouse Financial, Inc.'s common stockholders' equity, including AOCI, divided by ending common shares outstanding. Book value per common share, excluding AOCI, is defined as ending Brighthouse Financial, Inc.'s common stockholders' equity, excluding AOCI, divided by ending common shares outstanding.

CTE70

CTE70 is defined as the amount of assets required to satisfy contract holder obligations across market environments in the average of the worst thirty percent of a set of capital market scenarios over the life of the contracts.

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277

CTE98

CTE98 is defined as the amount of assets required to satisfy contract holder obligations across market environments in the average of the worst two percent of a set of capital market scenarios over the life of the contracts.

Holding Company

Holding company means, collectively, Brighthouse Financial, Inc., Brighthouse Holdings, LLC, and Brighthouse Services, LLC.

Holding Company Liquid Assets

Holding company liquid assets include liquid assets in Brighthouse Financial, Inc., Brighthouse Holdings, LLC, and Brighthouse Services, LLC. Liquid assets are comprised of cash and cash equivalents, short-term investments and publicly-traded securities, excluding assets that are pledged or otherwise committed. Assets pledged or otherwise committed include assets held in trust.

Total Adjusted Capital

Total adjusted capital primarily consists of statutory capital and surplus, as well as the statutory asset valuation reserve. When referred to as “combined,” represents that of our insurance subsidiaries as a whole.

Sales

Life insurance sales consist of 100 percent of annualized new premium for term life, first-year paid premium for whole life, universal life, and variable universal life, and total paid premium for indexed universal life. We exclude company-sponsored internal exchanges, corporate-owned life insurance, bank-owned life insurance, and private placement variable universal life.

Annuity sales consist of 100 percent of direct statutory premiums, except for fixed index annuity sales, which represents 100 percent of gross sales on directly written business and the proportion of assumed gross sales under reinsurance agreements. Annuity sales exclude certain internal exchanges. These sales statistics do not correspond to revenues under GAAP, but are used as relevant measures of business activity.

Normalized Statutory Earnings (Loss)

Normalized statutory earnings (loss) is used by management to measure our insurance companies’ ability to pay future distributions and incorporates the effectiveness of our hedging program as well as other factors related to our business. Normalized statutory earnings (loss) is calculated as statutory pre-tax net gain (loss) from operations adjusted for the favorable or unfavorable impacts of (i) net realized capital gains (losses) before capital gains tax (excluding gains (losses) and taxes transferred to the interest maintenance reserve), (ii) the change in total asset requirement at CTE98, net of the change in our variable annuity reserves, which are calculated at CTE70, and (iii) pre-tax unrealized gains (losses) associated with our variable annuities and Shield hedges, net of reinsurance, and other equity risk management strategies. Normalized statutory earnings (loss) may be further adjusted for certain unanticipated items that impact our results in order to help management and investors better understand, evaluate and forecast those results.

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277
Risk-Based Capital Ratio

The risk-based capital ratio is a method of measuring an insurance company’s capital, taking into consideration its relative size and risk profile, in order to ensure compliance with minimum regulatory capital requirements set by the National Association of Insurance Commissioners. When referred to as “combined,” represents that of our insurance subsidiaries as a whole. The reporting of our combined risk-based capital ratio is not intended for the purpose of ranking any insurance company or for use in connection with any marketing, advertising or promotional activities.

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277
Condensed Statements of Operations (Unaudited, in millions)

	For the Three Months Ended
Revenues	March 31, 2025	December 31, 2024	March 31, 2024
Premiums	$186	$207	$202
Universal life and investment-type product policy fees	543	540	436
Net investment income	1,297	1,373	1,254
Other revenues	136	150	145
Revenues before NIGL and NDGL	2,162	2,270	2,037
Net investment gains (losses)	(83)	(73)	(42)
Net derivative gains (losses)	311	(992)	(1,921)
Total revenues	$2,390	$1,205	$74

Expenses
Policyholder benefits and claims	$649	$662	$968
Interest credited to policyholder account balances	561	569	502
Amortization of DAC and VOBA	148	148	151
Change in market risk benefits	893	(1,487)	(1,440)
Interest expense on debt	38	38	38
Other expenses	455	441	469
Total expenses	2,744	371	688
Income (loss) before provision for income tax	(354)	834	(614)
Provision for income tax expense (benefit)	(88)	162	(123)
Net income (loss)	(266)	672	(491)
Less: Net income (loss) attributable to noncontrolling interests	2	1	2
Net income (loss) attributable to Brighthouse Financial, Inc.	(268)	671	(493)
Less: Preferred stock dividends	26	25	26
Net income (loss) available to Brighthouse Financial, Inc.’s common shareholders	$(294)	$646	$(519)

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277
Condensed Balance Sheets (Unaudited, in millions)

	As of
ASSETS	March 31, 2025	December 31, 2024	March 31, 2024
Investments:
Fixed maturity securities available-for-sale	$80,640	$80,055	$80,474
Trading securities	365	—	—
Equity securities	73	77	86
Mortgage loans	23,051	23,286	22,670
Policy loans	1,436	2,024	1,651
Limited partnerships and limited liability companies	4,839	4,827	4,920
Short-term investments	1,569	1,868	1,347
Other invested assets	5,284	5,250	4,746
Total investments	117,257	117,387	115,894
Cash and cash equivalents	4,667	5,045	3,823
Accrued investment income	1,267	1,277	1,297
Reinsurance recoverables	20,454	20,515	19,570
Premiums and other receivables	734	611	664
DAC and VOBA	4,672	4,710	4,829
Current income tax recoverable	20	19	28
Deferred income tax asset	1,808	1,875	2,063
Market risk benefit assets	914	1,092	839
Other assets	364	370	349
Separate account assets	82,524	85,636	90,332
Total assets	$234,681	$238,537	$239,688
LIABILITIES AND EQUITY
Liabilities
Future policy benefits	$31,834	$31,475	$32,245
Policyholder account balances	85,618	87,989	84,159
Market risk benefit liabilities	9,165	8,329	8,964
Other policy-related balances	3,866	3,878	3,798
Payables for collateral under securities loaned and other transactions	3,904	3,891	3,653
Long-term debt	3,155	3,155	3,155
Other liabilities	9,311	9,160	9,122
Separate account liabilities	82,524	85,636	90,332
Total liabilities	229,377	233,513	235,428
Equity
Preferred stock, at par value	—	—	—
Common stock, at par value	1	1	1
Additional paid-in capital	13,939	13,927	13,989
Retained earnings (deficit)	(1,387)	(1,119)	(2,000)
Treasury stock	(2,644)	(2,572)	(2,382)
Accumulated other comprehensive income (loss)	(4,670)	(5,278)	(5,413)
Total Brighthouse Financial, Inc.’s stockholders’ equity	5,239	4,959	4,195
Noncontrolling interests	65	65	65
Total equity	5,304	5,024	4,260
Total liabilities and equity	$234,681	$238,537	$239,688

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277
Reconciliation of Net Income (Loss) Available to Shareholders to Adjusted Earnings (Loss) and Adjusted Earnings, Less Notable Items, and Reconciliation of Net Income (Loss) Available to Shareholders per Common Share to Adjusted Earnings (Loss) per Common Share and Adjusted Earnings, Less Notable Items, per Common Share (Unaudited, in millions except per share data)

	For the Three Months Ended
ADJUSTED EARNINGS, LESS NOTABLE ITEMS	March 31, 2025	December 31, 2024	March 31, 2024
Net income (loss) available to shareholders	$(294)	$646	$(519)
Less: Net investment gains (losses)	(83)	(73)	(42)
Less: Investment gains (losses) on trading securities	6	—	—
Less: Net derivative gains (losses), excluding investment hedge adjustments	311	(995)	(1,934)
Less: Change in market risk benefits	(893)	1,487	1,440
Less: Market value adjustments	(10)	14	4
Less: Provision for income tax (expense) benefit on reconciling adjustments	140	(91)	111
Adjusted earnings (loss)	235	304	(98)
Less: Notable items	(10)	(48)	(366)
Adjusted earnings, less notable items	$245	$352	$268

ADJUSTED EARNINGS, LESS NOTABLE ITEMS, PER COMMON SHARE (1)
Net income (loss) available to shareholders per common share	$(5.04)	$10.79	$(8.22)
Less: Net investment gains (losses)	(1.42)	(1.22)	(0.67)
Less: Investment gains (losses) on trading securities	0.10	—	—
Less: Net derivative gains (losses), excluding investment hedge adjustments	5.34	(16.63)	(30.68)
Less: Change in market risk benefits	(15.33)	24.86	22.84
Less: Market value adjustments	(0.17)	0.23	0.06
Less: Provision for income tax (expense) benefit on reconciling adjustments	2.40	(1.52)	1.76
Less: Impact of inclusion of dilutive shares	0.03	—	—
Adjusted earnings (loss) per common share	4.01	5.07	(1.56)
Less: Notable items	(0.17)	(0.80)	(5.81)
Adjusted earnings, less notable items per common share	$4.17	$5.88	$4.25

(1) Per share calculations are on a diluted basis and may not recalculate or foot due to rounding. For loss periods, dilutive shares were not included in the calculation as inclusion of such shares would have an anti-dilutive effect. See Non-GAAP and Other Financial Disclosures discussion in this news release.

PUBLIC RELATIONS Brighthouse Financial, Inc. 11225 N. Community House Rd. Charlotte, NC 28277
Reconciliation of Net Investment Income to Adjusted Net Investment Income (Unaudited, in millions)

	For the Three Months Ended
ADJUSTED NET INVESTMENT INCOME (1)	March 31, 2025	December 31, 2024	March 31, 2024
Net investment income	$1,297	$1,373	$1,254
Add: Investment hedge adjustments	—	3	13
Less: Investment gains (losses) on trading securities	6	—	—
Adjusted net investment income	$1,291	$1,376	$1,267

Reconciliation of Investment Income Yield to Adjusted Net Investment Income Yield

	For the Three Months Ended
ADJUSTED NET INVESTMENT INCOME YIELD (1)	March 31, 2025	December 31, 2024	March 31, 2024
Investment income yield	4.39%	4.64%	4.39%
Investment fees and expenses	(0.14)%	(0.13)%	(0.14)%
Adjusted net investment income yield	4.25%	4.51%	4.25%

Notable Items (Unaudited, in millions)

	For the Three Months Ended
NOTABLE ITEMS IMPACTING ADJUSTED EARNINGS	March 31, 2025	December 31, 2024	March 31, 2024
Actuarial items and other insurance adjustments	$10	$48	$366
Total notable items (1)	$10	$48	$366

NOTABLE ITEMS BY SEGMENT
Annuities	$10	$48	$—
Life	—	—	73
Run-off	—	—	293
Corporate & Other	—	—	—
Total notable items (1)	$10	$48	$366

(1) See Non-GAAP and Other Financial Disclosures discussion in this news release.